Exhibit 10.15

Sales contract	contract No.

Supplier: Shenzhen TMK Power Industries Ltd	Buyer: Shenzhen Dabieshan New Energy Ltd.
Address:	Address:
Telephone number:	Telephone number:
Fax:	Fax:
Contact:	Contact:

Both parties of the supplier and the buyer reached upon the sales agreement with following clauses:

1.	product specification, model NO. ,quantity and amount

See the concrete product information in the attachment product list

2.	product quality assurance

The supplier should take all the responsibilities in case of explosion, combustion and so on, which caused damages to the buyer in conformity with the international or industry security standards.

3.	Quality period

Within 12 months after the date the goods are sent to the buyer.

4.	Obligations and rights
a.	pls retrieve the defected goods or substandard materials
b.	we will keep the right to deduct the payment for goods or require compensation in case that the defected goods cause our economic and honorary losses.
5.	term of delivery and way of payment
a.	term of delivery:
b.	way of payment:
6.	Others:
a.	pls sign and fax back upon the receipt of this order
b.	the date of the order is subject to the signing date

Supplier:	Buyer:
Date:	Date:

Product list

Sequence number	Material name	Specification/Model No.	quantiy	unit	Unit price	Amount(Yuan)
1
2
3
4